UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SILVERCORP METALS INC.
(Exact name of registrant as specified in its charter)
_______________

British Columbia, Canada	not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1378, 200 Granville Street
Vancouver, B.C. V6C 1S4
Canada
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Share Purchase Rights	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [   ]

Securities Act registration statement file number to which this form relates: not applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

Silvercorp Metals Inc. is filing this Amendment No. 1 to its Form 8-A Registration Statement filed with the Securities and Exchange Commission on October 14, 2011 (File No. 001-34184) solely to identify the applicable class of securities on the title page of the Registration Statement that is being registered.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 21, 2011

Silvercorp Metals Inc.

By: /s/ Lorne Waldman
Name: Lorne Waldman
Title: Corporate Secretary